Exhibit 4.8

SECOND AMENDMENT TO 364-DAY CREDIT AGREEMENT

THIS SECOND AMENDMENT TO 364-DAY CREDIT AGREEMENT (this “Amendment”), dated as of January 23, 2003, is entered into among MEDTRONIC, INC., a Minnesota corporation (the “Borrower”), the Subsidiaries of the Borrower listed on the signature pages hereto (individually a “Guarantor”, collectively the “Guarantors”), the Lenders identified on the signature pages hereto as the existing Lenders (the “Existing Lenders”), the Lenders identified on the signature pages hereto as the new Lenders (the “New Lenders”, and together with the Existing Lenders, the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Existing Lenders, and the Administrative Agent entered into that certain 364-Day Credit Agreement dated as of January 24, 2002 (as amended, modified, restated or supplemented from time to time, the “Existing Credit Agreement”); and

WHEREAS, the Borrower and the Required Lenders (as determined with respect to the Existing Lenders only) have agreed to amend certain provisions of the Existing Credit Agreement as more fully set forth below; and

WHEREAS, the parties to the Existing Credit Agreement and the New Lenders have agreed that the New Lenders shall become parties to the Existing Credit Agreement (as amended hereby).

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1   Certain Definitions.  Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“Amendment No. 2 Effective Date” is defined in Subpart 3.1.

SUBPART 1.2   Other Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment No. 2 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1   Amendments to Section 1.01.  Section 1.01 of the Existing Credit Agreement is hereby amended in the following respects:

(a)                                  The definition of “Availability Period” is hereby amended in its entirety to read as follows:

“Availability Period” means the period from and including January 23, 2003 to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

(b)                                 The definition of “Five Year Facility” is hereby amended in its entirety to read as follows:

“Five Year Facility” means the Credit Agreement ($750,000,000 Five Year Revolving Credit Facility) dated as of the date hereof among the Borrower, the subsidiaries of the Borrower party thereto, the lenders party thereto and Bank of America, as administrative agent, issuing bank, and swingline lender, providing for a $750,000,000 revolving credit facility for a five-year period, as amended and extended from time to time.

(c)                                  The definition of “Maturity Date” is hereby amended in its entirety to read as follows:

“Maturity Date” means the date 364 days following the Commitment Termination Date.

(d)                                 The following new definition is added to Section 1.1 of the Existing Credit Agreement in appropriate alphabetical order:

“Commitment Termination Date” shall mean the date 364 days following January 23, 2003.

SUBPART 2.2   Amendments to Section 2.01.  Section 2.01 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

Section 2.01                            Commitments.

Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) the aggregate principal amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding $500,000,000.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

SUBPART 2.3   Amendments to Section 2.08(a).  Section 2.08(a) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

Section 2.08                            Termination and Reduction of Commitments.

(a)               Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date (provided that the Lenders shall thereafter continue to make conversions and continuations of Loans outstanding on the Commitment Termination Date until the Maturity Date).

SUBPART 2.4   Amendments to Section 2.12.  Section 2.12(a) and (b) of the Existing Credit Agreement are hereby amended in their entireties to read as follows:

Section 2.12                            Interest.

(a)               The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate; provided, however, Base Rate Loans outstanding following the Commitment Termination Date shall bear interest at a rate per annum equal to the Alternate Base Rate plus .125%.

(b)              The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate; provided, however, Eurodollar Loans outstanding following the Commitment Termination Date shall bear interest at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate plus .125%.

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SUBPART 2.5   Amendments to Section 9.04.  Clause (iv) of Section 9.04(b) is hereby deleted in its entirety and clause (v) is hereby renumbered as clause (iv).

SUBPART 2.6   Replacement of Schedules.  Schedule 2.01 of the Existing Credit Agreement is hereby deleted in its entirety and a new Schedule 2.01 attached hereto is substituted therefor.

PART 3

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1   Amendment No. 2 Effective Date.  This Amendment shall be and become effective as of the date hereof (the “Amendment No. 2 Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “Amendment “.

SUBPART 3.2   Execution of Counterparts of Amendment.  The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Required Lenders (as

determined prior to giving effect to this amendment), the New Lenders and the Administrative Agent.

SUBPART 3.3   Execution of Counterparts of Second Amendment to the Five Year Facility.  The Administrative Agent shall have received counterparts of the second amendment to the Five Year Facility, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Required Lenders party thereto, and the Administrative Agent.

SUBPART 3.4   Fees and Expenses.  The Borrower shall have paid all fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and the other transactions contemplated herein including, without limitation, the reasonable legal fees and expenses of Moore & Van Allen, counsel to the Administrative Agent.

SUBPART  3.5   Other Items.  The Administrative Agent shall have received such other documents, agreements or information which may be reasonably requested by the Administrative Agent.

PART 4

JOINDER OF NEW LENDERS

From and after the Amendment No. 2 Effective Date each of the New Lenders shall be a party to and be bound by the provisions of the Existing Credit Agreement (as amended hereby) and shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.

Each New Lender (i) confirms that it has received a copy of the Existing Credit Agreement (as amended and hereby) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Existing Credit Agreement (as amended and hereby); (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Existing Credit Agreement (as amended and hereby) as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Existing Credit Agreement (as amended and hereby) are required to be performed by it as a Lender; and (v) which is not a United States person shall have attached all forms required under Section 2.16(e) of the Existing Credit Agreement.

PART 5

MISCELLANEOUS

SUBPART 5.1   Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Amended Credit Agreement and (b) the representations and warranties set forth in Section 3 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

SUBPART 5.2   Reaffirmation of Obligations.  The Borrower hereby ratifies the Amended Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Amended Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Amended Credit Agreement.

SUBPART 5.3   Cross-References.  References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 5.4   Instrument Pursuant to Existing Credit Agreement.  This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 5.5   References in Other Credit Documents.  At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” in the Credit Documents shall be deemed to refer to the Existing Credit Agreement as amended by this Amendment.

SUBPART 5.6   Counterparts/Telecopy.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of executed counterparts of the Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

SUBPART 5.7   Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

SUBPART 5.8   Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 5.9   General.  Except as amended hereby, the Existing Credit Agreement and all other credit documents shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the 364- Day Credit Agreement as of the date first above written.

BORROWER:	MEDTRONIC, INC.,
a Minnesota corporation

By: /s/ Robert L.Ryan
Name: Robert L. Ryan
Title: Senior Vice President and Chief Financial Officer

GUARANTORS:	MEDTRONIC MINIMED, INC.,
a Delaware corporation

By: /s/ Robert L.Ryan
Name: Robert L. Ryan
Title: Vice President and Chief Financial Officer

MEDTRONIC INTERNATIONAL, LTD,
a Delaware corporation

By: /s/ Robert L.Ryan
Name: Robert L. Ryan
Title: Vice President and Chief Financial Officer

MEDTRONIC AVE, INC.,
a Delaware corporation

By: /s/ Robert L.Ryan
Name: Robert L. Ryan
Title: Vice President and Chief Financial Officer

MEDTRONIC INTERNATIONAL TECHNOLOGY, INC.,
a Minnesota corporation

By: /s/ Robert L.Ryan
Name: Robert L. Ryan
Title: Vice President and Chief Financial Officer

MEDTRONIC SOFAMOR DANEK, INC.,
an Indiana corporation

By: /s/ Robert L.Ryan
Name: Robert L. Ryan
Title: Vice President and Chief Financial Officer

MEDTRONIC USA, INC.,
a Minnesota corporation

By: /s/ Robert L.Ryan
Name: Robert L. Ryan
Title: Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Liliana Claar
Name: Liliana Claar
Title: Vice President

EXISTING LENDERS:	BANK OF AMERICA, N.A.,
as a Lender

By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

EXISTING LENDERS:	BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Phil Durand
Name: Phil Durand
Title: Managing Director

BANK ONE, NA,
As Lender
By: /s/ Anthony Maggiore
Name: Anthony Maggiore
Title: Director Capital Markets

DEUTSCHE BANK AG NEW YORK BRANCH
As Lender
By: /s/ Iain Stewart
Name: Iain Stewart
Title: Director

By: /s/ Patrick Dutilly
Name: Patrick Dutilly
Title: Associate

FLEET NATIONAL BANK, N.A.
As Lender
By: /s/ Gordon B. Coughlin
Name: Gordon B. Coughlin
Title: Vice President

BNP PARIBAS,
As Lender
By: /s/ Jo Ellen Bandar
Name: Jo Ellen Bandar
Title: Managing Director

By: /s/ Christine L. Howatt
Name: Christine L. Howatt
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION
As Lender
By: /s/ Molly S. Van Metre
Name: Molly S. Van Metre
Title: Vice President and Senior Banker Wells Fargo Bank National Association

By: /s/ Allison S. Gelfman
Name: Allison S. Gelfman
Title: Vice President

MIZUHO CORPORATE BANK, LTD.
As Lender
By: /s/ Peter L. Chinnici
Name: Peter L. Chinnici
Title: Senior Vice President & Group Head

CITICORP USA, INC.,
As Lender
By: /s/ Lesley Noer
Name: Lesley Noer
Title: Director

THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH
As Lender
By: /s/ Patrick McCue
Name: Patrick McCue
Title: Vice President and Manager

SUNTRUST BANK,
As Lender
By: /s/ W. Brooks Hubbard
Name: W. Brooks Hubbard
Title: Director

ROYAL BANK OF CANADA,
As Lender
By: /s/ Dana Dratch
Name: Dana Dratch
Title: Senior Manager

U.S. BANK NATIONAL ASSOCIATION,
As Lender
By: /s/ Karen E. Weathers
Name: Karen E. Weathers
Title: VP

KEYBANK NATIONAL ASSOCIATION,
As Lender
By: /s/ David J. Wechter VP
Name: David J. Wechter
Title: Vice President

NEW LENDERS:	THE NORTHERN TRUST COMPANY,
As Lender
By: /s/ Eric Dvbing
Name: Eric Dvbing
Title: Second Vice President

ABN AMRO BANK N.V.,
As Lender
By: /s/ Peter J. Hallan
Name: Peter J. Hallan
Title: Vice President

By: /s/ Edward John Hill III
Name: Edward John Hill III
Title: Assistant Vice President